                                                             EXHIBIT 99.8(d)(vi)

                           AMENDMENT NUMBER TWO TO THE

                          FUND PARTICIPATION AGREEMENT
                                (SERVICE SHARES)

     This Amendment to the Fund Participation Agreement ("Agreement") dated June 21, 2000, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC ("Distributor"), a registered broker-dealer under the Securities Exchange Act of 1934 and member of the National Association of Securities Dealers, Inc., and a Delaware limited liability company, and Minnesota Life Insurance Company, a Minnesota life insurance company (the "Company") is effective as of October 1, 2006.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of the Participation Agreement shall be deleted and replaced with the attached Schedule A.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

MINNESOTA LIFE                              JANUS ASPEN SERIES
INSURANCE COMPANY


By:                                         By:
   --------------------------------            ---------------------------------
Name: Robert J. Ehren                       Name:
Title: Vice President                       Title:


JANUS DISTRIBUTORS LLC


By:
   --------------------------------
Name:
Title:

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                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                          (As amended October 1, 2006)

  NAME OF SEPARATE ACCOUNT AND DATE            CONTRACTS FUNDED BY
            OF INCEPTION                        SEPARATE ACCOUNT            POLICY FORM #
VARIABLE ANNUITY ACCOUNT               MultiOption Flexible Annuity            84-9091,
(Established September 10, 1984)                                               92-9283,
                                                                             MHC 92-9283
                                       MultiOption Single Annuity              84-9092,
                                                                               84-9093,
                                                                               92-9284,
                                                                             MHC 92-9284
                                       MultiOption Select Annuity            MHC 94-9307
                                       MultiOption Classic Annuity             99-70016
                                       MultiOption Achiever Annuity            99-70017
                                       MegAnnuity                              87-9154
                                       MultiOption Advisor Annuity             02-70067

                                       MultiOption Legend Annuity              06-70139
                                       TBA Variable Annuity June 2007       Not Available
MINNESOTA LIFE VARIABLE UNIVERSAL      Variable Group Universal Life           94-18660
LIFE ACCOUNT                           Insurance
(Established August 8, 1994)

MINNESOTA LIFE VARIABLE LIFE ACCOUNT   Variable Adjustable Life               MHC 98-670
(Established October 21, 1985)         Variable Adjustable Life - Second      MHC 98-690
                                       Death
                                       Variable Adjustable Life (Horizon)       99-680
                                       Variable Adjustable Life Summit          03-640
                                       Variable Adjustable Life Survivor        04-690


                                       A-1